                                                         Nicor Inc.
Form 10-K
                                                          Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157522 on Form S-3 and Registration Statement Nos. 33-1732, 33-31029, 333-107377, 333-107375, 333-28699 and 333-140866 on Form S-8 of our report, dated February 24, 2010, relating to the financial statements and financial statement schedule of Nicor Inc., and the effectiveness of Nicor Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nicor Inc. for the year ended December 31, 2009

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 24, 2010